SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2011

NORTH SPRINGS RESOURCES CORP.

 (Exact name of registrant as specified in its charter)

Nevada	333-167217	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

200 S Virginia, 8th Floor Reno, Nevada 89501 (Address of principal executive offices) (775) 398-3078 (Registrant’s Telephone Number)
Copy of all Communications to: Carrillo Huettel, LLP 3033 5th Avenue, Suite 400 San Diego, CA 92103 Phone: 619-546-6100 Fax: 619-546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This report (including without limitation the following factors that may affect operating results) contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed below and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “NSRS” refer to North Springs Resources Corp.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the date of this Current Report, given the current level of our operations, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Therefore, the Company is filing this report to disclose such information as would be required if the Company were filing a general form for registration of securities on Form 10.

FORM 10 DISCLOSURES

ITEM 1.

BUSINESS

History

The Company was incorporated as Aurum Resources Corp. on May 22, 2009 under the laws of the State of Nevada.  The Company’s original business plan was to engage in oil and gas exploration and production in North America.

On April 30, 2010, the Company entered into a Joint Venture Contract and Operating Agreement with Patriot Financial Group (“Patriot”), pursuant to which the Company acquired a 1% working interest in revenue generated from the Washom II Lease Project (the “Project”), a three (3) well drilling project located on an 80 acres +/- lease in Rogers County, Oklahoma.  On May 3, 2010, the Company made a payment of $10,000 to Patriot to complete the purchase of its 1% working interest in the Project.

Our interest gives us the right to receive 1% of the operating profits generated from the Washom II Project after paying 12.5% of royalty interest to the landowner. Our interest does not give us the right to operate the wells. R.C. Oil Company (“R.C.”) of Owasso, Oklahoma and Patriot of Montreal, Quebec, Canada operate the wells and are obligated to pay us our 1% of working interest. R.C. is an existing oil and gas development, production, and operations company founded in March of 1987. Patriot is also an existing oil and gas development, production and operations company. Founded in 2001, Patriot has distinguished itself in the oil and gas industry from its inception.

The Washom II Project wells were abandoned in May 2011.

In July 2011, the Company changed its business direction to focus on mineral exploration.  As part of this change in direction, the Company has acquired the mineral rights to the North Springs Property in the Mineral Ridge District of the Silver Peak Range of Esmeralda County, Nevada, which is described in greater detail below.

Corporate Developments

On March 15, 2011, Harry Lappa acquired control of two million five hundred thousand (2,500,000) shares of the Company’s issued and outstanding Common Stock, representing approximately 72.05% of the Company’s total issued and outstanding Common Stock, from Danil Shpeyzer in accordance with a stock purchase agreement between Mr. Shpeyzer and Mr. Lappa.

On June 21, 2011, the Company filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State. As a result of filing the Amendment, the Company: (i) changed its name from “Aurum Resources Corp.” to “North Springs Resources Corp.” and, (ii) increased the aggregate number of authorized shares to four hundred fifty million (450,000,000) shares, consisting of four hundred million (400,000,000) shares of Common Stock, par value $0.001 per share and fifty million (50,000,000) shares of Preferred Stock, par value $0.001 per share, of which twenty five million (25,000,000) were designated as Class A Preferred Stock.

Exploration and Mining Lease and Option to Purchase Agreement

On August 2, 2011, the Company, entered into the North Springs Property Exploration and Mining Lease and Option to Purchase Agreement (the “Agreement”) with Mountain Gold Claims, LLC Series 15, a Nevada limited liability company (“Mountain Gold”) and Lane A. Griffin, an individual (“Griffin”) (collectively referred to as the “Owners”). Pursuant to the Agreement, the Owners leased to the Company (the “Lease”) the right to conduct mineral exploration activities for an initial period of ten (10) years on sixteen (16) unpatented mining claims (the “Claims”) (collectively the Claims are known as the North Springs Property (the “Property”)) located in Esmeralda County, Nevada. The effective date of the Agreement was July 23, 2011 (the “Effective Date”).  Additionally, the Company has the option to purchase the Property for four hundred thousand dollars ($400,000), subject to a royalty reserved to the Owners.

In exchange for the rights to conduct mineral exploration activities on the Property, the Company paid the below consideration:

(A)

Share Issuance: The Company issued five hundred thousand (500,000) shares of Common Stock to each of Mountain Gold and Griffin, for a total aggregate issuance of one million (1,000,000) shares;

(B)

Lease Payments:   The Company shall make lease payments to the Owners as follows:

i.

$9,000 within 10 days of the Effective Date;

ii.

$12,000 on or before the first anniversary of the Effective Date;

iii.

$15,000 on or before the second anniversary of the Effective Date;

iv.

$25,000 on or before the third anniversary of the Effective Date;

v.

$30,000 on or before the fourth anniversary of the Effective Date; and

vi.

$50,000 on or before the fifth thereafter of the Effective Date

(C)

Expenditures:  The Company shall Incur minimum exploration expenditures on the Property as follows:

i.

$10,000 within the first year of the Lease;

ii.

$25,000 in the second year of the Lease;

iii.

$50,000 in the third year of the Lease;

iv.

$100,000 in the fourth year of the Lease; and

v.

$250,000 in the fifth year of the Lease.

(D)

Royalty. Pay a production royalty to Owners equal to 2% of the net smelter returns, as fully set forth under the terms and conditions of the Agreement; and

(E)

Other Costs: Pay the applicable Federal, State and County annual mining claim maintenance fees to maintain the Property in good standing.

As of the date of this Report, the Company has made the initial Lease payment of $9,000 to the Owners and issued the required shares to the Owners.

Our Business

Currently, our focus is on the State of Nevada and, more specifically, the North Springs Property, located in the larger Mineral Ridge Mining District (“Mineral Ridge”) of Esmeralda County, Nevada. At this point, we are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of these minerals, and their extent. The primary focus of our exploration activities will be for gold and silver.

The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. Exploration for minerals is a speculative venture involving substantial risk. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims may not contain any reserves. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will cease operations relating to the Claims and we will attempt to seek out alternate claims. In the event that we cease operations relating to the Claims, any funds received by the Company will be used to pay our working capital expenses and potential investors will lose their investment in the Company.

Because we are an exploration stage company, there is no assurance that commercially viable mineral deposits exist on the property underlying our Claims, and a great deal of further exploration will be required before a final evaluation is made as to the economic viability of our Claims. To date, we have no known reserves of any type of mineral on our Claims and we have not discovered economically viable mineral deposits on the Claims, and there is no assurance that we will discover such deposits.

If we decide to stop further exploration of our current Property, we may seek to acquire other natural resource exploration properties. Any such acquisition(s) will involve due diligence costs in addition to the acquisition costs. We will also have an ongoing obligation to maintain our periodic filings with the appropriate regulatory authorities, which will involve legal and accounting costs. In the event that our available capital is insufficient to acquire an alternative resource property and sustain minimum operations, we will need to secure additional funding or else we will be compelled to discontinue our business. We are presently in the exploration stage of our business and have not commenced planned principal operations. We can provide no assurance that we will discover commercially exploitable levels of mineral resources on our Property, or if such deposits are discovered, that we will enter into further substantial exploration programs.

If commercially marketable quantities of valuable mineral deposits exist on the Property and sufficient funds are available, we will evaluate the technical and financial risks of mineral extraction, including an evaluation of the economically recoverable portion of the deposits, market rates for the minerals, engineering concerns, infrastructure costs, finance and equity requirements, safety concerns, regulatory requirements and an analysis of the Claims from initial excavation all the way through to reclamation. After we conduct this analysis and determine that a given mineral deposit is worth recovering, we will begin the development process. Development will require us to obtain a processing plant and other necessary equipment including equipment to extract, transport and store the minerals.

Since our inception through April 30, 2011, the Company has earned no revenue and has incurred a net loss of $47,071. We do not anticipate earning revenues until such time, if ever, as we enter into commercial production of our Property. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.

As of April 30, 2011, the Company has a working capital deficit of $16,070. We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our Common Stock. However, there is no assurance that we will be able to raise sufficient funding from the sale of our Common Stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

The Claims

Our Claims consist of 16 unpatented lode mining claims located in an area along the western margin of the Mineral Ridge Mining District, approximately 8 miles west of the town of Silver Peak and 3 miles west of the Mineral Ridge open pit and underground mines. Specifically, our Claims are located in the Mineral Ridge Mining District, Township 1 and 2 South, Range 38 East, Esmeralda County, Nevada at the following locations:

Name of Claim	BLM NMC No.	County File No.
NS 1, 2	824798 - 824799	155325, 155326
NS 3-8	879666 - 879671	161357-161361
CS 1, 2	824796 - 824797	155322, 155323
CS 3-6	879660 – 876663	161350-161353
NSP 29, 30	884103 – 884104	161763, 161764

The below maps depict the Claims located along the western margin of the Mineral Ridge Mining District, approximately 8 miles west of the town of Silver Peak and 3 miles west of the Mineral Ridge open pit and underground mines.

Location and Access

OR
NV
ID
NV
McDermitt
Wells
I-80
Winnemucca
Elko
Carlin
Battle Mountain
Lovelock
NV UT
Eureka
Sparks
Reno
Austin
Fallon
Ely
Carson City
Mineral Ridge District (Plate 3)
Hawthorne
Caliente
Beatty
0 50 100
miles
NV
CA
Las Vegas
Henderson
NV AZ
Eureka City or town

Plate 1

Location - Mineral Ridge Mining District

Location and General Geology of the Land

Our Property is located in the northern Silver Peak Mountain Range, which consists of a premineral age metamorphic core complex known as “Mineral Ridge” and an extensive area of post-mineral age (Tertiary) volcanic rocks of rhyolitic to andesitic composition. Mineral Ridge is located on the northeast flank of the Silver Peak Mountain Range and the tertiary-age volcanic rocks comprise the majority of all exposures to the northwest and west of Mineral Ridge.

The majority of the Property covers the descending north-western flank of the Mineral Ridge uplifted complex (all but the southwestern and northwestern portions of the Property). To the northwest, the Property extends over an area of the post-mineral age rhyolitic ash-flow tuffs of Rhyolite Ridge and the basal vitrophyre (welded glass unit) of the flow complex. To the southwest, the Property covers an area of extensive valley fill alluvium and associated recent soils.

Mineral Ridge is a double-plunging uplifted body comprised of metasedimentary rocks of the precambrian-age Wyman Formation and Reed Dolomite and the cambrian age Deep Springs Formation, along with extensive intermediate to felsic intrusive igneous rocks of probable Tertiary or older age (possible metamorphically reset age dates). Both the metasedimentary and the earlier igneous intrusive rocks have undergone extensive and complex deformation, metamorphism and detachment/low-angle faulting. Our Property occupies the northwestern flank of the Mineral Ridge complex, from there, the complex extends southeasterly for a distance of approximately nine miles to the town of Silver Peak, with an average width of four miles.

 The oldest rock units identified to date on the Property are the precambrian age metasedimentary rocks of the Wyman Formation and Reed Dolomite. On the Property these are most commonly represented as discontinuous, faulted and locally sheared masses of phyllite, schist, marble, limestone, shale, and calc-silicate rocks probably derived from earlier shaly to sandy dolomite and/or limestone. Local, very minor quartzitic horizons were also observed and are suspected to be part of the Wyman Formation.

All of the Cambrian or older rock units described above have been extensively intruded within the Property by ongoing igneous activity of varying ages and chemistry. Intrusive rocks identified on the Property include extensive alaskite and two-mica granite masses and locally abundant bodies of aplite and pegmatite. Granodiorite reportedly comprises the largest bodies at the center of Mineral Ridge. Although no granodiorite has been identified at the Property, it is possible that some of the field-identified alaskite and two-mica granite bodies are chemically the equivalent of the core granodiorite.

All of the above metasedimentary and sedimentary rock units have undergone moderate to strong (amphibolite grade) metamorphism and intense structural deformation associated with the development, uplift and shedding/detachment of Mineral Ridge and its margins. The earlier intrusive masses have also undergone similar deformation, extension and metamorphism, and are locally converted to granite gneiss, mélange and stretched granite/granite gneiss boudins within the metasedimentary complex. Later intrusions, primarily alaskite, aplite and pegmatite dikes and sills display minimal or no deformation and indicate an emplacement age of late- to post-core complex development.

Within the Property, the prevailing strike direction and dip angles observed conform to the west and northwestern flank location on the Mineral Ridge. The great majority of attitudes observed in outcrop display a northerly strike and dip at very low to moderate angles to the west.

On the Property, very limited exposures have been observed with reverse dips to the east or north, however, in most instances noted these appear to be local phenomena related to rotation of fault blocks near locally conspicuous fault structures and/or shear zones. These dominantly low-angle fault and shear zones host the majority of the mineralization at the Roadrunner and Coyote Summit mineral targets (See Figure 4a, and Figure 4b).

A thick series of post-mineral age (Tertiary) volcanic ash flow tuffs, welded tuffs and their associated vitrophyres (Rhyolite Ridge flows) are present in the northwestern portion of the Property, and restrict exploration for near-surface mineral targets. Similar flow rock debris is present in a limited area of the northeastern part of the Property, but appears to be a detrital veneer, and not widespread enough to adversely impact the area of planned exploration.

Extensive alluvial and fluvial gravels and associated recent soils cover the large valley floor in the southwestern portion of the Property, and may conceal additional mineral targets. An apparent north-south oriented fault projects through the western edge of the Property and appears to substantially down-drop to the far west, limiting the area of possible shallow mineral targets to the existing Property.

The below maps show the location of our Claims within Esmeralda County, Nevada in the Mineral Ridge District:

431,000E
432,000E
433,000E
434,000E
4,187,000N
4,186,000N
4,185,000N
4,184,000N
4,183,000N
4,182,000N
RANGE
SILVER PEAK RANGE
North Star Mine
Plate 6
Plate 7
North Spring
Roadrunner
Coyote Summit
Retained claims (54)
VRZ 3-20
Sample
opt Au
> 0.250
> 0.100
> 0.005
< 0.005
Feet
0
1000
2000
Meters
0
300
600

Figure 4a - Claim location map

North Springs Gold Prospect

Silverpeak District, Esmeralda County, Nevada

431,000E
432,000E
433,000E
434,000E
4,187,000N
4,186,000N
4,185,000N
4,184,000N
4,183,000N
4,182,000N
RANGE
Roadrunner
Coyote Summit
Retained claims (54)
SILVER PEAK RANGE
North Spring
North Star Mine
area of outcrop mapping
Geology from county map (Albers & Stewart, 1972)
Qa
Tafu
Tr
Ts
T Jg
m Ls
Wy
Ds
Cca
Cp
Qa Alluvium
subcrop | outcrop
Tafu Rhyolite airfall tuff
Tr Rhyolite flow domes & intrusives
Ts Shale & sandstone, tuffaceous
TJg Granite or pegmatite, irregular, in contact with either granitic gneiss or sedimentary rocks
Cp Poleta carbonates & green siltstones
Cca Campito quartzites & siltstones
Ds Deep Spring limestone-dolomite
m Ls Wyman limestone, brown, recrystallized, always in contact with adjacent Tjg granite or pegmatite.
wy Wyman siltstone, limestone beds
Bedding
Vein (stope)
Foliation
Horizontal
Feet 0 1000 2000
Meters 0 300 600

Figure 4b - Geology

North Springs Gold Prospect

Mineral Ridge District, Esmeralda County, Nevada

430,500N
North Spring
North Springs
0
500
Feet
N
Tr
T Jg
Ds
4,185,500N
4,185,500N
Sts
Sts
Ts2
m Ls
Ds
Sts
T Jg
T Jg
T Jg
32
T Jg
Qa
T Jg
430,500N
Plate 6a
(see Plate 4b for legend)

T Jg
m Ls
m Ls
24
14
29
19
26
26
26
7
Qa
17
18
24
24
T Jg
N
0
500
Feet
Coyote Summit, North Springs
Plate 7a
(see Plate 4b for legend)

Climate

The area is characterized by desert conditions with very hot summers and cold winters. The area has an arid desert climate, however its elevation tempers this somewhat. Summer daytime highs reach above the average of 97°F, and summertime lows average 62.2°F. Winter highs generally average a high of 47.1°F and average lows of 18.9°F. There is not much snow or precipitation in the area; it averages 4.41 inches of rain and 2.8 inches of snow per year.

Property History

Historical structures and mineral exploration workings on the Property indicate at least three stages of precious metals exploration activity. The earliest efforts include a considerable number of shallow prospect pits and several shafts (both inclined and vertical) which are localized on probable gold- and silver-bearing quartz veins and strongly iron oxide stained shear zones. Some of these shafts appear to extend to depths of approximately 50 to 75 feet, and crosscut a variety of vein and shear structures. The majority of these workings, based on the style of timbering and residual cultural material left on-site, appear to date from the early - to mid -1900’s, most likely the 1920’s through the late 1930’s.

A second era of exploration consists of a few shallow prospect pits and a considerable number of bulldozer cuts and trenches. The degree of revegetation of these workings, and the residual artifacts from this era, along with the style and type of claim posts utilized, indicate a probable 1960’s to 1970’s age for these activities.

The third stage of mineral exploration activity began with regional evaluations and claim staking in an extensive area of Mineral Ridge, including the Property in 2000.

Glossary of Technical Geological Terms

The following defined geological terms are used in this Report:

Term	Definition
Alaskite	A granitic rock composed mainly of quartz and alkali feldspar, with few dark mineral components.
Alluvial	Of, relating to, or found in Alluvium.
Alluvium	A deposit of loose clay, silt, sand, and/or gravel left by flowing streams in a river valley or delta.
Amphibolite

Amphibolite is a non-foliated metamorphic rock that forms through recrystallization under conditions of high viscosity and directed pressure. It is composed primarily of amphibole and plagioclase, usually with very little quartz.

Andesititic	Having the characteristic of andesite, a fine-grained, extrusive igneous rock composed mainly of plagioclase with other minerals such as hornblende, pyroxene and biotite.
Aplite	A fine-grained light-colored granite consisting almost entirely of quartz and feldspar
Assay	The act of testing the content or quality of a substance.
Attitude

The orientation of a planar or linear feature in three-dimensional space. Planar features that are not horizontal, such as tilted strata, are described by their strike, or the azimuth of the intersection of the plane with a horizontal surface, and the dip, or the magnitude of its inclination from a horizontal reference. The trend and plunge of linear features, such as the axis of a fold, describe the azimuth of the line and its deviation from horizontal.

Boudin	A structure formed by extension, where a rigid tabular body such as a bed of sandstone, is stretched and deformed amidst less competent beds.
Cambrian Age	The first geological period of the Paleozoic Era, lasting from 542 ± 0.3 to 488.3 ± 1.7 million years ago
Detrital	Sediment that is composed of transported solid fragments of preexisting igneous, sedimentary, or metamorphic rocks.
Dike	A long mass of igneous rock that cuts across the structure of adjacent rock.
Dolomite	A white mineral often tinted by impurities, found in sedimentary rocks and veins.
Emplacement Age	The age at which the minerals were emplaced in the surrounding rock structures
Felsic	Refers to silicate minerals, magma, and rocks which are enriched in the lighter elements such as silicon, oxygen, aluminum, sodium, and potassium.
Fluvial	Of, relating to, or inhabiting a river or a stream.
Foliated	Composed of thin easily separable layers.
Foliation

The planar or layered characteristics of metamorphic rocks that are evidence of the pressures and/or temperatures to which the rock was exposed. These can be structural such as cleavage, textural such as mineral grain flattening or elongation, or compositional such as mineral segregation banding.

Gneiss	Gneiss is foliated metamorphic rock that has a banded appearance and is made up of granular mineral grains. It typically contains abundant quartz or feldspar minerals.
Granite	A common and widely occurring type of intrusive, felsic, igneous rock. Granites usually have a medium- to coarse-grained texture.
Granodiorite	A plutonic rock composed of black biotite, dark-gray hornblende, off-white plagioclase, and translucent gray quartz.
Igneous Rock	A rock relating to, resulting from, or suggestive of the intrusion or extrusion of magma or volcanic activity.
Lode	A classic vein, ledge, or other rock in place between definite walls.
Mélange	A body of rock that forms along the inner wall of an ocean trench and is made up of fragments of lithosphere and oceanic sediment that have undergone metamorphism.
Metamorphic Core Complex

Exposures of deep crust exhumed in association with largely amagmatic extension. They form, and are exhumed, through relatively fast transport of middle and lower continental crust to the Earth's surface. During this process, high-grade metamorphic rocks (eclogite-, granulite- to amphibolite- facies) are exposed below low-angle detachment faults (mylonite shear zones) that show ductile deformation on the lower side (footwall) with amphibolite- to greenschist-facies syndeformational metamorphism, and ductile-brittle to brittle deformation on the upper-side (hanging-wall).

Metamorphic Rock	Rock altered by pressure or heat.
Metasedimentary Rock	A sedimentary rock that shows evidence of having been subjected to metamorphism
Mica	Any of a group of chemically and physically related aluminum silicate minerals, common in igneous and metamorphic rocks.
Mineralization	The concentration of metals and their chemical compounds within a body of rock.
Mineralized Material

Projection of mineralization in rock based on geological evidence and assumed continuity. It may or may not be supported by sampling but is supported by geological, geochemical, geophysical or other data.

Pegmatite

A very coarse grained igneous rock, normally of granitic composition. Typically forms during the final states of magma chamber crystallization when the high water content solutions allow rapid crystal growth.

Precambrian	Noting or pertaining to the earliest era of earth history, ending 570 million years ago, during which the earth's crust formed and life first appeared in the seas.
Phyllite	A foliate metamorphic rock that is made up mainly of very fine-grained mica. The surface of phyllite is typically lustrous and sometimes wrinkled. It is intermediate in grade between slate and schist
Quartz	A very hard mineral composed of silica, SiO2, found worldwide in many different types of rocks, including sandstone and granite.
Reserve	(For the purposes of this Report): That part of a mineral deposit which could be economically and legally extracted or produced. Reserves consist of:

1)

Proven (Measured) Reserves. Reserves for which: (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well-defined that size, shape, depth and mineral content of reserves are well-established.

2)

Probable (Indicated) Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Rhyolite	The fine-grained volcanic or extrusive rocks that are equivalent in composition to granite. Normally white, pink or gray in color
Schist	A foliated metamorphic rock the grains of which have a roughly parallel arrangement; generally developed by shearing.
Shear Zone

Involve volumes of rock deformed by shearing stress under brittle-ductile or ductile conditions, typically in subduction zones at depths down to 10-20 km. Shear zones often occur at the edges of tectonic blocks, forming discontinuities that mark distinct terranes.

Silicate	Any of numerous compounds containing silicon, oxygen, and one or more metals.
Sill	A tabular sheet intrusion that has intruded between older layers of sedimentary rock, beds of volcanic lava or tuff, or even along the direction of foliation in metamorphic rock.
Tertiary Age	Marks the beginning of the Cenozoic Era. It began 65 million years ago and lasted more than 63 million years, until 1.8 million years ago.
Tuff	A rock composed of pyroclastic materials that have been ejected from a volcano. In many instances these fragments are still hot when they land, producing a "welded" rock mass

Vein	A fracture that has been filled with mineral material.
Veneer	A thin covering over another surface.
Vitrophyre	A volcanic rock with larger crystals (phenocrysts) embedded in a glassy groundmass.
Volcanic	Characteristic of, pertaining to, situated in or upon, formed in, or derived from volcanoes.

Plan of Operation

We plan to commence the first phase (Phase I) of the exploration program on the Claims during the fourth calendar quarter of 2011. Phase I work will consist of retaining a consultant(s) to conduct exploration activities on the Claims, including: geological mapping, geological prospecting, assaying and information review. Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work. Geological prospecting involves analyzing rocks on the property surface in order to discover indications of potential mineralization. All samples gathered will be sent to a laboratory where they are crushed and analyzed for mineral content. Assaying is the chemical analysis of a substance to determine its components. We expect Phase I to take approximately 60 days to complete and an additional month for the consulting geologist to receive the lab results from these activities and prepare an analytic report. We have estimated the cost of Phase I to be approximately $60,000.

If Phase I proves successful in identifying valuable mineral deposits and we have sufficient funds to continue, we intend to proceed with the second phase (Phase II) of the program as soon as practicable upon completion of Phase I. In Phase II, we will retain such third-parties necessary to begin trenching, surveying localized soils, and detailed sampling of historic zones. Trenching is the process of turning over land to uncover underlying material.  Soil surveying is the systematic examination, description, classification, and mapping of soils in an area. The objective of sampling in mineral processing is to estimate grades and contents of sample soils, rocks, and other discovered materials. The estimated cost of Phase II is between $30,000 and $50,000, depending on the level of our activities during this phase and the funds available. It will take approximately 50 days to complete Phase II and at least an additional month for the consulting geologist to receive the lab results from these activities (depending on lab availability and amount of work to be done) and prepare an analytic report. We expect to commence work on Phase III the third calendar quarter of 2012, subject to the availability of funds.

After all surveys and initial samples have been collected and positive results have been obtained from such activities, we expect to begin the third phase (Phase III) of the program around the third calendar quarter of 2012, assuming we have adequate funds to continue our operations. Phase III will consist of retaining a consultant(s) to conduct core sampling and analysis. Core sampling is the process of drilling holes to a depth of up to 500 feet in order to extract a sample of earth. Depending on the availability of funds, we intend to drill a minimum of 5 holes to a depth of 500 feet each (totaling 2,500 feet) and a maximum of 20 holes to a depth of 500 feet each (totaling 10,000 feet). We anticipate that it will take between one to two months to drill 5-20 holes to a depth of 500 feet each.  Our estimated cost for drilling is approximately $50.00 per foot; thus to drill 5 holes to a depth of 500 feet, it will cost approximately $125,000 and to drill 20 holes to a depth of 500 feet, it will cost approximately $500,000. We anticipate that we will need to pay a consultant(s) up to a maximum of $15,000 per month for his or her services during Phase III. Additionally, we anticipate that it will take between one to two months to conduct Phase III; thus, we will pay the consultant(s) a minimum of $15,000 and a maximum of $30,000.

As part of Phase III, after core sampling, the consultant(s) will analyze the samples collected from the core drilling. The total estimated cost for analyzing the core samples is $40,000, and we estimate this process will take approximately 30 days. The core samples will be tested to determine if mineralized material is located on the Claims. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in the western United States. We have not selected any of the foregoing persons as of the date of this Report. Based upon the tests of the core samples, we will determine if we will terminate operations, proceed with additional exploration of the Claims, or develop the Claims. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the funds or because it is not economically feasible to proceed, we will cease operations in relation to the Claims.

Total maximum expenditures for the exploration of our Claims over the next 12 months are expected to range from approximately $270,000 to $680,000, depending largely on the number of holes drilled. If Phase I proves to be successful and sufficient funds are available after completion of such Phase, we will continue with Phase II and so on until funds are no longer available. In the event we have enough money to begin but not to complete one of the Phases, we will be forced to suspend operations until we raise the funds necessary to continue our exploration. If we cannot, or do not, raise sufficient money to complete one or more Phases, or if our exploration activities are not successful, we will discontinue exploration of our Claims and any funds spent on exploration will likely be lost.

Phase	Exploration Activities	Anticipated Timeframe	Cost
Phase 1	Retention of consultant(s) to conduct: Geological Mapping, Geological Prospecting, Assaying and Information Review.	Expected to begin during the fourth calendar quarter of 2011 (dependent on funding).	$60,000
Phase II	Retention of consultant(s) to conduct: Trenching, Surveying of Localized Soil, and Detailed Sampling and Mapping of Historic Zones.	Expected to begin between the first calendar quarter of 2012 and the second calendar quarter of 2012 (dependent on funding and the results of Phase I activities).	$30,000 – $50,000
Phase III	Retention of consultant(s) to conduct: Core sampling and analysis of samples derived from core sampling.	Expected to begin in the third calendar quarter of 2012 (dependent on funding and the results of Phase I and Phase II activities).	$180,000 - $570,000 (dependent on the number of holes drilled and the duration of consultant’s services)
TOTAL			$270,000 – $680,000

Quality Assurance/Quality Control

The data obtained from our exploration program will consist of survey data, sampling data, and assay results. Quality Assurance/Quality Control (QA/QC) protocols will be in place at the mining site and at the laboratory to test the sampling and analysis procedures.

The Company will utilize statistical methodologies to calculate mineral reserves based on interpolation between and projection beyond sample points. Interpolation and projection are limited by certain factors including geologic boundaries, economic considerations and constraints to safe mining practices. Sample points will consist of variably spaced drill core intervals obtained from drill sites located on the surface and in underground development workings. Results from all sample points within the mineral reserve area will be evaluated and applied in determining the mineral reserves.

Samples will be sent to a laboratory for analyses. The samples will be under a strict monitoring and tracking system from log-in to completion. Samples will be logged-in immediately upon receipt and carefully checked for any special handling that may be needed. All analytical procedures, sample handling, and preservation techniques used will strictly adhere to those approved by the Environmental Protection Agency (“EPA”), where applicable. To test assay accuracy and reproducibility, pulps from core samples will be submitted and then resubmitted for analysis and compared. To test for sample errors or cross-contamination, blank core (waste core) samples will be submitted with the mineralized samples and compared. Reference samples from EPA or from private sources will also be tested with every set of samples to provide an additional measure of accuracy.

The QA/QC protocols will be practiced on both resource development and production samples. The data will be entered into a 3-dimensional modeling software package and analyzed to produce a 3-dimensional solid block model of the resource. The assay values will be further analyzed by a geostatistical modeling technique to establish a grade distribution within the 3-dimensional block model. Dilution will then be applied to the model and a diluted tonnage and grade will be calculated for each block. Mineral and waste tons, contained ounces and grade will then be calculated and summed for all blocks. A percent mineable factor based on historic geologic unit values will be applied and the final proven reserve tons and grade will be calculated.

The Company will review its methodology for calculating mineral reserves on an annual and as-needed basis. Conversion, an indicator of the success in upgrading probable mineral reserves to proven mineral reserves, will be evaluated as part of the reserve process. The review will examine the effect of new geologic information, changes implemented or planned in mining practices and mine economics on factors used for the estimation of probable mineral reserves. The review will include an evaluation of the Company’s rate of conversion of probable reserves to proven reserves.

Government Regulations

Exploration activities are subject to various national, state, foreign and local laws and regulations, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations promulgated by the State of Nevada and the United States Federal Government.

Environmental Regulations

Our exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations. Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Management Experience

Our President, Mr. Harry Lappa, has  several years of exploration experience with a publicly traded company. Additionally, we intend to hire qualified geological consultants as our exploration activities include a determination by a geologist to see if the Property contains reserves. As part of Phase I, the Company is in the process of finding a current geologist to provide general assistance to the Company in developing its current plan of operations, and performance of such other duties and responsibilities as may be reasonably required from time-to-time by the Company.

Competitive Factors

We are a new mineral resources exploration company. The gold/silver mining industry is fragmented meaning that there are many gold and silver prospectors and producers, small and large. While we will generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our Claims, as we currently hold all interest and rights to the Claims.

However, we will compete with other mineral resource exploration companies for the acquisition of new mineral properties and for available resources. Many of the mineral resource exploration companies with whom we will compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact our ability to finance further exploration and development of our mineral properties. We will be competing with other mineral resource exploration companies for available resources, including, but not limited to: professional geologists, camp staff, mineral exploration supplies, exploration vehicles and drill rigs. Competing for available resources will depend on our technical abilities, financial capacities, industry contacts, and any consulting arrangements we may have in place.

We will also compete with other mineral resource exploration companies for financing from investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact our ability to raise additional capital in order to fund our exploration programs if investors view our competitors as more attractive investments, based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We have not yet identified any methods by which we will compete with other mineral resource companies.

Market for Valuable Minerals

If the Company is able to develop commercial operations, process the minerals that we extract from our Claims, and ultimately sell these minerals, we anticipate that we will sell these minerals throughout the world, given the ever-increasing demand for these types of minerals and the variety of uses for these minerals in high tech applications, computers, jewelry, coinage, medicine, dentistry, and more.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

We presently do not utilize patents, licenses, franchises, concessions, royalty agreements or labor contracts in connection with our business.

Employees

We have no employees, other than Harry Lappa, our sole officer and director. We believe that until such time that we commence our exploration program, we will not have any employees. Once we commence our exploration activities, we anticipate that we will frequently engage consultants to assist the Company in completing projects and carrying out the phases of our exploration program. We believe that the use of consultants will be instrumental in keeping our projects on a time frame and on budget.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

ITEM 1A.

RISK FACTORS

RISKS RELATING TO OUR COMPANY

We are an exploration stage company and may never be able to carry out our business or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We have just begun the initial stages of exploration of our Claims, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on May 22, 2009 and after refocusing our operations to mining, we currently have been involved primarily in organizational activities and the acquisition of our mineral claim interests. We have earned no revenues as of the date of this Current Report on Form 8-K. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

We expect to incur operating losses in the future because we have no revenue.

Since inception through April 30, 2011, the Company has earned no revenues and has incurred a net loss of $47,071. We do not anticipate earning revenues until such time as we enter into commercial production of our Property. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.

We expect to incur operating losses in future periods. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations which will have a significant negative impact on the Company's operations.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its President because of the significant time and effort that he devotes to the Company. Mr. Lappa devotes between 15 and 20 hours per week to our business and any additional time when required. He is in charge of supervising all exploration programs that we carry out including supervision of any consultants or contractors that we engage to assist in exploration. The loss of him could have a material adverse effect on the business and its prospects and there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its President.

Our sole officer and director may not be subject to suit in the United States, which may prevent investors in our Company from obtaining or enforcing judgments against him under United States Securities Laws.

Our sole office and director, Mr. Lappa, is a resident of Canada. As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon him, to bring suit against him in the United States or to enforce in the United States courts any judgment obtained there against him predicated upon any civil liability provisions of the United States federal securities laws. Investors should not assume that Canadian courts will either enforce judgments of United States courts obtained in actions against Mr. Lappa predicated upon the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or enforce, in original actions, liabilities against him upon the United States federal securities laws or any such state securities or “blue sky” laws.

If we are not able to obtain further financing, our business operations may fail.

We do not expect to generate substantial revenues to fund our ongoing operations in the foreseeable future. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to develop our Claims. Obtaining additional financing is subject to a number of factors, including market prices for minerals and investor acceptance of our proposed activities. Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital; however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

Our lack of diversification increases the risk of an investment in our Company, and our financial condition and results of operations may deteriorate if we fail to diversify.

We lack diversification, in terms of both the nature and geographic scope of our business. The business of the Company is focused solely on the acquisition, exploration, and development of valuable mineral properties. We are seeking to discover gold and silver minerals, which are typically not concentrated enough to make them easily exploitable economically, and our Claims are in only one localized region in Esmeralda County, Nevada. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

Our business could be impaired if we fail to comply with applicable regulations.

Failure to comply with government regulations could subject us to civil and criminal penalties, require us to forfeit our rights to our Claims, and affect the value of our assets. We may also be required to take corrective actions for failure to comply with applicable regulations which could require substantial capital expenditures. We could also be required to indemnify our officers and directors in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them for non-compliance. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our Articles of Incorporation exculpate our officers and directors from any liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

We may not be able to attract and maintain key management personnel to manage the Company or geological consultants to carry out our business operations, which could have a material adverse effect on our business.

Our ability to develop our business depends in large part, on our ability to attract and maintain qualified key management personnel to manage the Company and geological consultants to carry out our exploration activities. Competition for such persons is intense, and we cannot assure you that we will be able to attract and retain them. Our development now and in the future will depend on the efforts of these people, including our sole officer and director, Harry Lappa, and the loss or inability to attract these people could have a material adverse effect on our business.

The ability of our President to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our President, Harry Lappa, beneficially owns an aggregate of approximately 71.84% of our outstanding Common Stock. Because of his beneficial stock ownership, our President may be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our President may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. This level of control may have an adverse impact on the market value of our shares because our President may institute or undertake transactions, policies or programs that may result in losses, may sell significant numbers of shares to significantly decrease our price per share and/or may not take steps to increase our visibility in the financial community.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

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provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business. As a result we may have to liquidate our business and investors may lose their investments. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

RISKS ASSOCIATED WITH OUR BUSINESS

Our exploration activities may not be commercially successful, which could lead us to abandon our plans to develop the property underlying our mineral Claims and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of minerals on the property underlying our Claims. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

We may invest significant capital and resources in exploration activities and abandon such investments if they are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the price of our Common Stock which is currently quoted on the OTC Bulletin Board, and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on the Property underlying our Claims to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of mineral on the Property.

Since we do not have a backup program, if results from our initial work program are negative, anyone purchasing our stock will likely lose their entire investment.

If the results from the initial phase of work are negative and do not warrant additional phases of exploration work, we will need to seek other mineral exploration opportunities. We cannot guarantee that we will have enough funds to purchase additional claims, have a geological report prepared, and complete exploration work on the Claims. If the results from the initial phase of work on the Claims are negative and we cannot find another feasible exploration opportunity, anyone purchasing our stock will likely lose their entire investment.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual mineral claim ever having reserves is extremely remote. Accordingly, if our Claims do not contain reserves, we will likely have to cease operations and as a result, our business may fail. As such, any funds spent on exploration will probably be lost, which could result in a loss of your entire investment.

As we undertake exploration of the Property underlying our Claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

We will be subject to the mining laws and regulations of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

We are subject to risks inherent in the mining industry, and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business. Mining for valuable minerals is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present time, we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Additionally, insurance coverage may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards, which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our Common Stock.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, will be subject to risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on our Property would be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our Property. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploration plan that may not lead to commercially viable operations in the future.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms, which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Because we do not have an audit or compensation committee, shareholders will have to rely on our sole officer and director, who is not independent, to perform these functions.

We do not have an audit or compensation committee. The functions of such committees are performed by our sole officer and director, who is not independent. Thus, there is a potential conflict of interest in that our sole officer and director has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

The market price of our Common Stock is volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

Although our stock is quoted on the OTC Bulletin Board, there is not an active market for our Common Stock. There are many days in which there is no or insignificant trading volume in our Common Stock. The absence of any significant activity can result in a very volatile stock. When there is little trading activity, the purchase or sale of a relatively small number of shares could result in a disproportionate change in the stock price. In addition, numerous other factors, many of which are beyond our control, may cause the market price of our Common Stock to fluctuate significantly. In addition to market and industry factors, the price and trading volume for our Common Stock may be highly volatile for specific business reasons. Factors such as variations in our revenues, earnings and cash flow, and announcements of new investments, potential cooperation arrangements or acquisitions could cause the market price for our shares to change substantially. Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Furthermore, for companies whose securities are quoted on the OTCBB maintained by the Financial Industry Regulatory Authority (“FINRA”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital. As a result, purchasers of the Company’s Common Stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our Common Stock.

We may in the future issue additional shares of our Common Stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of seven hundred fifty million (750,000,000) shares of Common Stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Common Stock.

ITEM 2.

FINANCIAL INFORMATION

Working Capital

	April 30, 2011 $	April 30, 2010 $
Current Assets	-	5,126
Current Liabilities	16,070	3,225
Working Capital (Deficit)	(16,070)	1,901

Cash Flows

	April 30, 2011 $	April 30, 2010 $
Cash Flows from (used in) Operating Activities	(37,071)	(599)
Cash Flows from (used in) Investing Activities	(10,000)	-
Cash Flows from (used in) Financing Activities	41,945	5,725
Net Increase (decrease) in Cash During Period	(5,126)	5,126

Operating Revenues

During the years ended April 30, 2011 and 2010, the Company did not record any operating revenues.

Operating Expenses

During the year ended April 30, 2011, the Company incurred operating expenses and net loss totaling $47,071 compared with $599 for the year ended April 30, 2010. The increase in operating expenses is due to the fact that the Company had commenced the start-up phase in prior year and incurred operating costs relating to the due diligence and acquisition of the oil and gas property.

Liquidity and Capital Resources

As at April 30, 2011, the Company had a cash balance of $nil and a working capital deficit of $16,070 compared with a cash balance of $5,126 and working capital of $1,901 at April 30, 2010. The increase in working capital deficit is attributed to the operating expenditures incurred during the year and the lack of sufficient cash financing by the Company to settle the obligations incurred.

Cashflow from Operating Activities

During the year ended April 30, 2011, the Company used $37,071 of cash flow for operating activities compared with $599 for the year ended April 30, 2010. The increase in cash flow used for operating activities was due to increases in operating activity during the year with respect to consulting, due diligence, and professional fees incurred with the acquisition of the oil and gas property.

Cashflow from Investing Activity

During the years ended April 30, 2011, the Company incurred $10,000 in investing activities relating to the acquisition of the oil and gas property. The Company did not incur any investing activities during the year ended April 30, 2010.

Cashflow from Financing Activities

During the year ended April 30, 2011, the Company was provided $41,945 of cash flow from financing sources compared with $5,725 for the year ended April 30, 2010. The increase in the proceeds from financing activities were mainly attributed to $29,100 in cash received from the issuance of common shares and $12,845 received from related parties to support ongoing operations of the Company.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard did not have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard did not have a significant impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosure about Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

We currently utilize a corporate office center located at 200 S. Virginia, 8th Floor, Reno, Nevada 89501, which costs approximately $199 per month, and additional costs are billed depending on our usage of the corporate office center. It is our belief that our space is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of August 23, 2011, by: (i) each of our director(s); (ii) each of our named executive officer(s); and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)(2)
Harry Lappa (1) 200 S. Virginia, 8th Floor Reno, Nevada 89501	Common	250,000,000	71.84%
All Officers and Directors as a Group (1 person)		250,000,000	71.84%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 348,000,000 issued and outstanding shares of Common Stock of the Company as of August 23, 2011.

(3)

Harry Lappa is the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and a Director.  His beneficial ownership includes two hundred and fifty million (250,000,000) shares of the Company’s Common Stock.

Changes in Control

On March 15, 2011, Harry Lappa acquired the majority of the issued and outstanding shares of the Company’s Common Stock from Danil Shpeyzer, per the terms of a Stock Purchase Agreement (“Stock Purchase Agreement”) between Mr. Shpezyer and Mr. Lappa.  Pursuant to the Stock Purchase Agreement, Mr. Lappa acquired two million five hundred thousand (2,500,000) shares of the Company’s Common Stock representing approximately 72.05% of the Company’s total issued and outstanding Common Stock at that time.

Other than the foregoing, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Date of Appointment
Harry Lappa	45	Director, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer	March 15, 2011

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our shareholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Background and Business Experience

The business experience during the past five years of the persons presently listed above as an Officer or Director of the Company is as follows:

HARRY LAPPA. Harry Lappa is the sole member of the Company’s Board of Directors and is the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary. Mr. Lappa has 25 years of experience in the financial industry. He has developed a wealth of knowledge in business and finance, and has gained significant management experience working as a financial officer for Employment and Immigration Canada from 1985 to 1989; a manager in the areas of Project Management, Information Technology and Operations for a Canadian utility from 1989 to 2003; a director and officer of Iciena Ventures from 2004 to 2008; and a director of Endeavor Power Corp. in 2009. In light of Mr. Lappa’s years of corporate and executive experience, the Board of Directors believed it was in the Company’s best interests to appoint Mr. Lappa as the sole officer and director.

Identification of Significant Employees

As of the date of this Report, other than our sole director and officer, Harry Lappa, we have no other full-time or part-time employees.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities. The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers during the years ended April 30, 2011 and 2010:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Harry Lappa(1) President, CEO, CFO, Secretary, Treasurer, and Director	2011	$nil	$nil	$nil	$nil	$nil	$nil	$nil	$nil
	2010	$nil	$nil	$nil	$nil	$nil	$nil	$nil	$nil
Danil Shpeyzer(2) Former President, CEO, CFO, Secretary, Treasurer, and Director	2011	$nil	$nil	$nil	$nil	$nil	$nil	$nil	$nil
	2010	$nil	$nil	$nil	$nil	$nil	$nil	$nil	$nil

(1)

On March 15, 2011, the Company’s Board of Directors nominated Harry Lappa as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

(2)

On March 15, 2011, Danil Shpeyzer resigned from all positions with the Company including that of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No officer or director of the Company received any equity awards, or holds exercisable or unexercisable options, as of the year ended April 30, 2011.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or executive officers.

Compensation of Directors

Our directors receive no extra compensation for their service on our Board of Directors.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a) (2). The OTCBB on which shares of our Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Harry Lappa is not an independent director because he is also an executive officer of the Company.

Related Party Transactions

As of April 30, 2010, Danil Shpeyzer, the former sole officer and director of the Company, had loaned the Company $3,225.  On May 3, 2010, Mr. Shpeyzer loaned the Company $10,000.   On August 11, 2010, Mr. Shpeyzer loaned the Company $976.  On September 15, 2010, Mr. Shpeyzer loaned the Company $1,850. The loans are non-interest bearing and unsecured. As of January 31, 2011, the loans from Mr. Shpeyzer totaled $16,051.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our Common Stock is currently quoted on the OTC Bulletin Board. Our Common Stock has been quoted on the OTC Bulletin Board since March 3, 2011 under the symbol “ARMP.OB.” On July 7, 2011, in connection with the change in our corporate name, our symbol changed to “NSRS.OB.” Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTCBB since we began trading on March 3, 2011 based on our fiscal year end April 30. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Fiscal Quarter	High	Low
Third Fiscal Quarter (Nov. 1, 2010 – Jan. 31 2011)	N/A	N/A
Fourth Fiscal Quarter (Feb. 1, 2011 – Apr. 30, 2011)	--	--
First Fiscal Quarter (May 1, 2011 – Jul. 31, 2011)	$2.00	$2.00
Second Fiscal Quarter (Aug. 1, 2011 – Oct. 31, 2011)	$2.00	$2.00

Record Holders

As of August 23, 2011, an aggregate of 348,000,000 shares of our Common Stock were issued and outstanding and were owned by approximately 7 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

On June 16, 2011, Board of Directors of the Company authorized a forward split (the “Forward Split”) of its issued and outstanding common shares, whereby every one (1) old share of common stock would be exchanged for one hundred (100) new shares of the Company's common stock. FINRA confirmed approval of the forward split, payable as a dividend to shareholders, and the forward split was declared effective on July 7, 2011. The forward split shares are payable upon surrender of certificates to the Company's transfer agent.

Securities Authorized for Issuance under Equity Compensation Plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Authorized Capital Stock

The aggregate number of shares which the Company has authority to issue is eight hundred million (800,000,000) shares, consisting of (a) seven hundred fifty million (750,000,000) shares of Common Stock, par value $0.001 per share and (b) fifty million (50,000,000) shares of Preferred Stock, par value $0.001 per share of which 25,000,000 shall be designated as Class A Preferred Stock., issuable in one or more series as hereinafter provided.

Common Stock

Each share of Common Stock shall have, for all purposes, one (1) vote per share.

Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Company as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

Preferred Stock

The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock.

We refer you to our Articles of Incorporation and any amendments thereto, Bylaws and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Annual Report for the year ended April 30, 2011, as filed on Form 10-K with the Securities and Exchange Commission on August 3, 2011.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

END OF FORM 10 DISCLOSURE

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Exhibits

Exhibit Number	Description	Filed
3.01	Articles of Incorporation	Filed with the SEC on June 1, 2010 as part of our Registration Statement on Form S-1.
3.01a	Amended and Restated Articles of Incorporation	Filed with the SEC on July 21, 2011 as part of our Current Report on Form 8-K.
3.01b	Certificate of Change	Filed with the SEC on August 15, 2011 as part of our Current Report on Form 8-K.
3.02	Bylaws	Filed with the SEC on June 1, 2010 as part of our Registration Statement on Form S-1.
10.01	Joint Venture Contract and Operating Agreement between the Company and Patriot Financial Group dated April 30, 2010	Filed with the SEC on June 1, 2010 as part of our Registration Statement on Form S-1.
10.02	Agreement between the Company and Danil Shpeyzer dated August 18, 2010	Filed with the SEC on August 20, 2010 as part of our Amended Registration Statement on Form S-1/A.
10.03	Exploration and Mining Lease and Option to Purchase agreement among the Company, Mountain Gold Claims, LLC. Series 15, and Lane A. Griffin dated August 2, 2011	Filed with the SEC on August 9, 2011 as part of our Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2011	North Springs Resources Corp.
/s/ Harry Lappa
Name: Harry Lappa
Title: President